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                                                                      EXHIBIT 99

(IKONICS CORPORATION LOGO)
4832 Grand Ave. o Duluth, MN 55807                    NEWS RELEASE
PH: 218-628-2217 o FAX: 218-628-3245
www.ikonics.com o info@ikonics.com

NEWS CONTACT:  Bill Ulland                                FOR IMMEDIATE RELEASE
               Chairman, President & CEO                  February 15, 2005
               (218) 628-2217


        IKONICS REPORTS 51% INCREASE IN PROFITS AND RECORD SALES FOR 2004

DULUTH, MN - IKONICS Corporation, a Duluth based imaging technology company, reported today 2004 earnings of $758,000 or $0.38 per share, a 51% increase over 2003. Sales grew by 13% to a record level of $13,682,000.

The earnings growth came despite startup costs associated with two new business units. These costs were particularly heavy in the fourth quarter and, combined with a lifo inventory reserve adjustment, resulted in a decline of fourth quarter earnings from 2003.

Bill Ulland, IKONICS CEO, said "I anticipate continued growth in 2005 and that the drag on earnings caused by launching new businesses and Sarbanes-Oxley compliance will be overcome by increased sales from our new and long-established businesses." Ulland added that the new IKONSign Etch business unit is off to an encouraging start.


This press release contains forward-looking statements regarding sales, earnings, and new products that involve risks and uncertainties. The company's actual results could differ materially as a result of domestic and global economic conditions, competitive market conditions, acceptance of new products, the ability to identify and make suitable acquisitions, as well as the factors described in the company's Form 10-KSB, Forms 10-QSB and other reports on file with the SEC.



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                               IKONICS CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS

    For the Three Months and Twelve Months Ending December 31, 2004 and 2003

                                                    THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                 12/31/04         12/31/03          12/31/04           12/31/03
                                              -------------     -------------     -------------     -------------
Sales                                         $   3,292,101     $   3,051,246     $  13,682,449     $  12,105,127
Costs and expenses net of interest income         3,130,350         2,829,797        12,651,098        11,398,045
Loss on investment                                        0                 0                 0            74,666
                                              -------------     -------------     -------------     -------------
Income before income taxes                    $     161,751     $     221,449     $   1,031,351     $     632,416
Federal and state income tax expense                 43,706            43,032           273,000           129,000
                                              -------------     -------------     -------------     -------------
Net income                                    $     118,045     $     178,417     $     758,351     $     503,416
                                              =============     =============     =============     =============
Earnings per common share-diluted             $         .06     $         .09     $         .38     $         .27
                                              =============     =============     =============     =============
Average shares outstanding-diluted                2,008,226         1,917,824         1,982,814         1,895,106

                            CONDENSED BALANCE SHEETS

                        As of December 31, 2004 and 2003

ASSETS                              12/31/04           12/31/03
                                  -------------     -------------
Current assets                    $   6,906,349     $   5,597,674
Property, plant and equipment         1,028,830         1,110,159
Investment                              197,460           112,834
Intangible assets                       292,349           308,017
Deferred taxes                           65,000            66,000
                                  -------------     -------------
                                  $   8,489,988     $   7,194,684
                                  =============     =============
LIABILITIES AND EQUITY

Current liabilities               $   1,075,772     $     826,334
Long term debt                                0                 0
Stockholders' equity                  7,414,216         6,368,350
                                  -------------     -------------
                                  $   8,489,988     $   7,194,684
                                  =============     =============

                        CONDENSED STATEMENTS OF CASH FLOW

             For the Twelve Months Ended December 31, 2004 and 2003

                                                       12/31/04           12/31/03
                                                     -------------      -------------
Cash flows from operating activities                 $   1,261,855      $   1,400,756
Cash flows used in investing activities              $    (255,125)     $    (277,069)
Cash flows provided by financing activities          $     222,936      $           0
                                                     -------------      -------------
Net increase in cash and cash equivalents            $   1,229,666      $   1,123,687
Cash and cash equivalents at beginning of period     $   1,507,794      $     384,107
                                                     -------------      -------------
Cash and cash equivalents at end of period           $   2,737,460      $   1,507,794
                                                     =============      =============